United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(850,750)
Unrealized Gain (Loss) on Market Value of Futures	1,643,160
Dividend Income	45
Interest Income	598
ETF Transaction Fees	1,050
Total Income (Loss)	$794,103

Expenses
General Partner Management Fees	$11,120
Brokerage Commissions	1,058
NYMEX License Fee	278
Non-interested Directors' Fees and Expenses	231
Prepaid Insurance Expense	121
Other Expenses	7,050
Total Expenses	19,858
Expense Waiver	(4,270)
Net Expenses	$15,588
Net Income (Loss)	$778,515

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/13	$25,437,478
Withdrawals (150,000 Units)	(4,741,249)
Net Income (Loss)	778,515

Net Asset Value End of Month	$21,474,744
Net Asset Value Per Unit (650,000 Units)	$33.04

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612